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Exhibit 3.4
                                                             Filed
                                                      August 26 1987 9 AM
                                                       State of Delaware
                                                      Secretary of State
                                                    Division of Corporation


                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION



     CPX, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST:  That by unanimous record action of the Board of Directors,

resolutions were duly adopted setting forth a proposed amendment to the

Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be submitted for approval by written consents of the holders of a majority of the outstanding shares of

Common Stock of said corporation.  The amendment to the Certificate of

Incorporation amends Article "First" to read as follows:

                     "FIRST.  The name of this Corporation
                      is COMPUTONE SYSTEMS INCORPORATED."

     SECOND:  That thereafter, pursuant to resolutions of its Board of

Directors, said amendment was approved by written consents of the holders of a majority of the outstanding shares of common stock of the Corporation.

     THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of

Delaware.


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     IN WITNESS WHEREOF, CPX, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Thomas P. Tanis, Sr.,

its Chief Executive Officer, and attested by Thomas P. Tanis, Jr., its

Secretary, this 24th day of August, 1987.



ATTEST:  [Corporate Seal]               CPX, INC.

  /s/ Thomas P. Tanis, Jr.                      /s/ Thomas P. Tanis, Jr.
______________________________          by: ______________________________
Thomas P. Tanis, Jr.                        Thomas P. Tanis, Sr.
Secretary                                   Chief Executive Officer